Exhibit 99.1

PRA Group Reports Third Quarter 2020 Results

NORFOLK, Va., Nov. 5, 2020 /PRNewswire/ -- PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2020. Net income attributable to PRA Group, Inc. was $42.5 million compared to $25.0 million in the third quarter of 2019. Diluted earnings per share were $0.92 compared to $0.55 in the third quarter of 2019. For the nine months ended September 30, 2020, net income attributable to PRA Group, Inc. was $119.5 million, or $2.60 per diluted share, compared to $58.8 million, or $1.29 per diluted share, during the same period in 2019.

Third Quarter Highlights

  Record global cash collections of $519.3 million, an increase of 15%, or 14% on a constant currency adjusted basis, compared to the third quarter of 2019.
  Total revenues of $267.9 million, an increase of 7% compared to the third quarter of 2019.
  Income from operations of $88.7 million, an increase of 37% compared to the third quarter of 2019.
  Cash efficiency ratio of 65.6% during the quarter compared to 60.2% in the third quarter of 2019.
  Net income of $42.5 million, an increase of 70% compared to the third quarter of 2019.
  Diluted earnings per share of $0.92, an increase of 67% compared to the third quarter of 2019.
  Debt to Adjusted EBITDA1 for the last twelve months was 1.90x, a decrease from 2.54x at December 31, 2019.
  Total portfolio purchases of $177.6 million.
  Estimated Remaining Collections (ERC) of $6.3 billion.

"The third quarter of 2020 built upon the trends that we saw during the first half of the year. We produced record quarterly global cash collections driven by growth in both the Americas and Europe. U.S. cash collections continued to be strong and Europe cash collections grew as countries relaxed restrictions and courts returned to more normal operations," said Kevin Stevenson, president and chief executive officer. "Investment levels in Europe were strong in a quarter that is typically seasonally softer as sellers restarted their sales processes. In the U.S., supply was impacted by lower bankruptcy filings and payment deferral programs which depressed charge-off volumes during the quarter. Based on the significant loss provisioning by most financial institutions, we believe that charge-off rates will rise over the next year, increasing supply globally."

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency adjusted basis:

Cash Collection Source		2020		2019
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas Core	$ 336,322	$ 343,269	$ 305,780	$ 276,639	$ 279,902
Americas Insolvency	37,344	38,685	43,210	40,801	45,759
Europe Core	131,702	115,145	131,340	126,649	118,917
Europe Insolvency	13,971	12,841	14,243	12,520	8,639
Total Cash Collections	$ 519,339	$ 509,940	$ 494,573	$ 456,609	$ 453,217

Cash Collection Source
Constant Currency Adjusted	2020				2019
($ in thousands)	Q3				Q3
Americas Core	$ 336,322				$ 274,962
Americas Insolvency	37,344				45,756
Europe Core	131,702				123,807
Europe Insolvency	13,971				9,069
Total Cash Collections	$ 519,339				$ 453,594

  Cash collections in the quarter increased $66.1 million compared to the third quarter of 2019.  The increase was primarily due to a 37% increase in U.S. call center and other cash collections and an 11% increase in Europe Core cash collections.  This was partially offset by a decrease in Americas Insolvency cash collections where investment levels did not offset the runoff of older portfolios.  For the nine months ended September 30, 2020, cash collections increased $139.2 million compared to the same period last year.
  Portfolio income was $240.3 million compared to $247.5 million in income recognized on finance receivables in the third quarter of 2019. For the nine months ended September 30, 2020, portfolio income was $750.6 million compared to $735.5 million in income recognized on finance receivables for the same time period in 2019.
  Changes in expected recoveries were a net positive of $25.4 million.  This reflects $89.0 million in recoveries in excess of forecast from overperformance during the quarter, partially offset by a negative $63.6 million adjustment for changes in expected future recoveries as the Company has assumed the majority of the current quarter overperformance is acceleration of future collections and made cash forecast adjustments deemed appropriate given the current environment in which the Company operates.

Expenses

  Operating expenses in the quarter decreased $2.0 million compared to the third quarter of 2019.  The decrease was primarily driven by a reduction in legal collection costs mainly as a result of the Company's decision earlier in the year to temporarily pause moving accounts into a legal eligible status in the U.S. and a shift in collections from the legal channel to the call center and digital channels.  In addition, there was a decrease in compensation and employee benefits from a reduction in U.S. call center staff as a result of efficiencies realized through technology and data and analytics.  For the nine months ended September 30, 2020, operating expenses decreased $28.5 million compared to the same period in 2019.
  Interest expense, net decreased $2.2 million compared to the third quarter of 2019 primarily due to lower average interest rates.  For the nine months ended September 30, 2020, interest expense, net was almost flat to the same period in 2019.
  The effective tax rate for the nine months ended September 30, 2020 was 15.9%.

Portfolio Acquisitions

  The Company purchased $177.6 million in finance receivables in the third quarter of 2020.
  At the end of the third quarter, the Company had in place forward flow commitments of up to $395.6 million with $343.8 million in the Americas and $51.8 million in Europe.

Portfolio Acquisition Source		2020		2019
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas Core	$ 84,139	$ 110,474	$ 172,697	$ 118,153	$ 168,185
Americas Insolvency	14,328	14,527	20,772	22,650	26,311
Europe Core	74,930	34,247	60,990	218,919	64,728
Europe Insolvency	4,203	5,251	18,778	42,613	19,772
Total Portfolio Acquisitions	$ 177,600	$ 164,499	$ 273,237	$ 402,335	$ 278,996

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call until Nov. 12, 2020, call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10148612.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

1.	A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure can be found at the end of this press release.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Revenues:
Portfolio income	$ 240,250	$ -	$ 750,556	$ -
Changes in expected recoveries	25,403	-	32,388	-
Income recognized on finance receivables	-	247,471	-	735,526
Fee income	1,978	2,391	6,826	11,472
Other revenue	233	152	1,788	950
Total revenues	267,864	250,014	791,558	747,948

Net allowance charges	-	(4,136)	-	(11,427)

Operating expenses:
Compensation and employee services	71,974	75,317	217,617	234,770
Legal collection fees	13,661	14,083	41,975	41,439
Legal collection costs	26,043	31,395	79,997	99,745
Agency fees	14,900	12,788	38,619	39,833
Outside fees and services	22,719	16,733	60,796	48,274
Communication	9,379	10,310	31,702	34,335
Rent and occupancy	4,460	4,414	13,415	13,268
Depreciation and amortization	4,301	4,046	12,494	13,341
Other operating expenses	11,761	12,102	34,457	34,613
Total operating expenses	179,198	181,188	531,072	559,618
Income from operations	88,666	64,690	260,486	176,903

Other income and (expense):
Interest expense, net	(33,692)	(35,864)	(106,319)	(105,872)
Foreign exchange gains	61	5,406	3,027	11,359
Other	291	(19)	(1,367)	(123)
Income before income taxes	55,326	34,213	155,827	82,267

Income tax expense	7,497	6,665	24,734	15,607
Net income	47,829	27,548	131,093	66,660
Adjustment for net income attributable to noncontrolling interests	5,337	2,577	11,552	7,843
Net income attributable to PRA Group, Inc.	$ 42,492	$ 24,971	$ 119,541	$ 58,817

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.93	$ 0.55	$ 2.63	$ 1.30
Diluted	$ 0.92	$ 0.55	$ 2.60	$ 1.29

Weighted average number of shares outstanding:
Basic	45,579	45,410	45,526	45,378
Diluted	46,140	45,645	45,971	45,520

PRA Group, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)
(Amounts in thousands)
	(unaudited)
	September 30,	December 31,
ASSETS	2020	2019

Cash and cash equivalents	$ 92,779	$ 119,774
Investments	37,821	56,176
Finance receivables, net	3,332,748	3,514,165
Other receivables, net	12,575	10,606
Income taxes receivable	27,554	17,918
Deferred tax assets, net	79,121	63,225
Property and equipment, net	57,826	56,501
Right-of-use assets	51,606	68,972
Goodwill	456,308	480,794
Intangible assets, net	3,392	4,497
Other assets	45,519	31,263

Total assets	$ 4,197,249	$ 4,423,891

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 4,285	$ 4,258
Accrued expenses	81,913	88,925
Income taxes payable	18,885	4,046
Deferred tax liabilities, net	48,144	85,390
Lease liabilities	55,987	73,377
Interest-bearing deposits	119,834	106,246
Borrowings	2,524,429	2,808,425
Other liabilities	71,600	26,211

Total liabilities	2,925,077	3,196,878

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000, issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,579 shares issued and outstanding at September 30, 2020; 100,000 shares authorized, 45,416 shares issued and outstanding at December 31, 2019	456	454
Additional paid-in capital	70,036	67,321
Retained earnings	1,482,172	1,362,631
Accumulated other comprehensive loss	(313,560)	(261,018)
Total stockholders' equity - PRA Group, Inc.	1,239,104	1,169,388
Noncontrolling interests	33,068	57,625
Total equity	1,272,172	1,227,013
Total liabilities and equity	$ 4,197,249	$ 4,423,891

Select Expenses (Income)
(in thousands, pre-tax)	Three Months Ended
	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Acquisition/divestiture-related expenses	-	-	-	-	-	227	223	-
Legal costs not associated with normal operations	-	-	-	-	-	-	-	647
Noncash interest expense - amortization of debt discount	2,388	3,247	3,217	3,157	3,128	3,071	3,042	2,986
Noncash interest expense - amortization of debt issuance costs	2,476	2,743	2,640	2,649	2,649	2,655	2,636	2,723
Change in fair value on derivatives	3,701	3,284	2,039	1,247	1,126	1,645	349	673
Amortization of intangibles	360	351	349	407	400	418	347	907
Share-based compensation expense	3,097	3,063	2,857	2,809	2,974	2,620	2,314	1,600

Purchase Price Multiples
as of September 30, 2020
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	ERC-Historical Period Exchange Rates (3)	Total Estimated Collections (4)	ERC-Current Period Exchange Rates (5)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (6)
Americas Core
1996-2009	$ 930,026	$ 23,046	$ 2,877,116	$ 23,046	309%	238%
2010	148,193	14,122	526,052	14,122	355%	247%
2011	209,602	26,186	725,498	26,186	346%	245%
2012	254,076	31,217	660,403	31,217	260%	226%
2013	390,826	57,085	912,068	57,085	233%	211%
2014	404,117	91,301	891,499	89,353	221%	204%
2015	443,114	149,049	933,513	148,585	211%	205%
2016	455,767	273,495	1,101,186	260,392	242%	201%
2017	532,851	406,451	1,209,406	402,103	227%	193%
2018	653,975	587,961	1,348,402	576,414	206%	202%
2019	581,476	812,641	1,234,909	784,614	212%	206%
2020	367,050	688,459	770,975	688,459	210%	210%
Subtotal	5,371,073	3,161,013	13,191,027	3,101,576
Americas Insolvency
1996-2009	397,453	578	835,901	578	210%	178%
2010	208,942	737	546,812	737	262%	184%
2011	180,432	649	370,158	649	205%	155%
2012	251,395	356	392,527	356	156%	136%
2013	227,834	1,093	354,914	1,093	156%	133%
2014	148,420	1,660	217,699	1,649	147%	124%
2015	63,170	2,633	87,590	2,633	139%	125%
2016	91,442	11,549	116,138	11,554	127%	123%
2017	275,257	73,636	347,183	73,636	126%	125%
2018	97,879	73,500	130,542	73,500	133%	127%
2019	123,077	124,052	160,344	123,982	130%	128%
2020	49,626	63,719	68,018	63,719	137%	137%
Subtotal	2,114,927	354,162	3,627,826	354,086
Total Americas	7,486,000	3,515,175	16,818,853	3,455,662
Europe Core
2012	20,409	121	40,963	96	201%	187%
2013	20,334	65	25,294	51	124%	119%
2014	773,811	698,195	2,223,673	628,800	287%	208%
2015	411,340	293,515	733,024	272,301	178%	160%
2016	333,090	288,132	558,471	290,464	168%	167%
2017	252,174	207,615	358,335	195,887	142%	144%
2018	341,775	360,283	527,239	362,163	154%	148%
2019	518,610	632,065	777,563	627,204	150%	152%
2020	172,494	289,657	306,357	289,657	178%	178%
Subtotal	2,844,037	2,769,648	5,550,919	2,666,623
Europe Insolvency
2014	10,876	377	18,190	333	167%	129%
2015	18,973	3,432	29,036	2,996	153%	139%
2016	39,338	11,064	56,719	11,709	144%	130%
2017	39,235	22,247	48,969	21,292	125%	128%
2018	44,908	38,230	54,791	38,778	122%	123%
2019	77,218	80,148	101,336	78,302	131%	130%
2020	28,221	36,180	38,249	36,180	136%	136%
Subtotal	258,769	191,678	347,290	189,590
Total Europe	3,102,806	2,961,326	5,898,209	2,856,213
Total PRA Group	$ 10,588,806	$ 6,476,501	$ 22,717,062	$ 6,311,875

(1) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(2) For our non-US amounts, purchase price is presented at the exchange rate at the end of the year in which the pool was purchased.  In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

(3) For our non-US amounts, ERC-Historical Period Exchange Rates is presented at the year-end exchange rate for the respective year of purchase.
(4) For our non-U.S. amounts, Total Estimated Collections is presented at the year-end exchange rate for the respective year of purchase.
(5) For our non-U.S. amounts, ERC-Current Period Exchange Rates is presented at the September 30, 2020 exchange rate.
(6) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information
Year-to-date as of September 30, 2020
Amounts in thousands

Purchase Period	Cash Collections(1)	Portfolio Income (1)	Changes in Expected Recoveries(1)	Total Portfolio Revenue (1) (2)	Net Finance Receivables as of September 30, 2020 (3)
Americas Core
1996-2009	$ 10,283	$ 7,623	$ (942)	$ 6,681	$ 5,632
2010	4,915	4,815	(1,249)	3,566	2,135
2011	8,705	8,080	(2,493)	5,587	4,587
2012	9,544	8,200	(4,924)	3,276	9,732
2013	18,522	13,507	(8,147)	5,360	20,420
2014	25,834	19,101	(15,624)	3,477	32,450
2015	46,778	27,520	(13,397)	14,123	60,495
2016	84,173	46,641	2,896	49,537	104,052
2017	156,140	72,319	17,633	89,952	174,974
2018	269,287	108,426	14,505	122,931	308,890
2019	268,687	137,243	24,458	161,701	406,209
2020	82,503	46,636	13,745	60,381	344,306
Subtotal	985,371	500,111	26,461	526,572	1,473,882
Americas Insolvency
1996-2009	282	$ 339	(42)	297	-
2010	383	444	(59)	385	-
2011	379	324	57	381	-
2012	746	597	429	1,026	-
2013	1,041	1,050	(7)	1,043	-
2014	1,841	2,193	(850)	1,343	190
2015	7,101	3,572	(538)	3,034	1,708
2016	11,196	2,793	280	3,073	9,292
2017	46,234	12,563	(1,726)	10,837	60,022
2018	22,905	6,801	2,804	9,605	61,150
2019	22,832	8,657	3,103	11,760	102,671
2020	4,299	2,366	(737)	1,629	46,617
Subtotal	119,239	41,699	2,714	44,413	281,650
Total Americas	1,104,610	541,810	29,175	570,985	1,755,532
Europe Core
2012	920	589	331	920	-
2013	510	281	230	511	-
2014	109,979	80,855	5,230	86,085	165,812
2015	40,402	23,441	(1,084)	22,357	142,366
2016	35,954	20,203	(1,431)	18,772	167,280
2017	26,862	10,270	(2,975)	7,295	135,303
2018	53,388	19,851	4,565	24,416	234,456
2019	93,784	32,805	(5,338)	27,467	414,706
2020	16,388	6,371	2,529	8,900	164,342
Subtotal	378,187	194,666	2,057	196,723	1,424,265
Europe Insolvency
2014	640	434	41	475	141
2015	2,241	1,099	44	1,143	1,887
2016	5,970	2,418	(324)	2,094	8,382
2017	7,207	1,527	357	1,884	18,575
2018	7,436	2,244	(517)	1,727	33,282
2019	15,521	5,059	1,215	6,274	62,948
2020	2,040	1,299	340	1,639	27,736
Subtotal	41,055	14,080	1,156	15,236	152,951
Total Europe	419,242	208,746	3,213	211,959	1,577,216
Total PRA Group	$ 1,523,852	$ 750,556	$ 32,388	$ 782,944	$ 3,332,748

(1) For our non-U.S. amounts, amounts are presented using the average exchange rates during the current reporting period.
(2) Total Portfolio Revenue refers to portfolio income and changes in expected recoveries combined.
(3) For our non-U.S. amounts, net finance receivables are presented at the September 30, 2020 exchange rate.

Cash Collections by Year, By Year of Purchase(1)
as of September 30, 2020
Amounts in millions

Purchase Period	Purchase Price (2)(3)	Cash Collections
		1996-2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	Total
Americas Core
1996-2009	$ 930.0	$ 1,647.7	$ 295.7	$ 253.5	$ 201.6	$ 146.4	$ 101.8	$ 71.2	$ 45.7	$ 30.5	$ 23.3	$ 19.2	$ 10.3	$ 2,846.9
2010	148.2	—	47.1	113.6	109.9	82.0	55.9	38.1	24.5	15.6	11.1	9.2	4.9	511.9
2011	209.6	—	—	62.0	174.5	152.9	108.5	73.8	48.7	32.0	21.6	16.6	8.7	699.3
2012	254.1	—	—	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	9.5	629.2
2013	390.8	—	—	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	18.6	855.0
2014	404.1	—	—	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	25.8	793.9
2015	443.1	—	—	—	—	—	—	117.0	228.4	185.9	126.6	83.6	46.8	788.3
2016	455.8	—	—	—	—	—	—	—	138.7	256.5	194.6	140.6	84.2	814.6
2017	532.9	—	—	—	—	—	—	—	—	107.3	278.7	256.5	156.1	798.6
2018	654.0	—	—	—	—	—	—	—	—	—	122.7	361.9	269.3	753.9
2019	581.5	—	—	—	—	—	—	—	—	—	—	143.8	268.7	412.5
2020	367.0	—	—	—	—	—	—	—	—	—	—	-	82.5	82.5
Subtotal	5,371.1	1,647.7	342.8	429.1	542.9	656.5	752.9	844.8	837.1	860.9	945.0	1,141.5	985.4	$ 9,986.6
Americas Insolvency
1996-2009	397.5	204.3	147.1	156.7	145.4	109.3	57.0	7.6	3.6	2.2	1.1	0.7	0.2	835.2
2010	208.9	—	39.5	104.5	125.0	121.7	101.9	43.6	5.0	2.4	1.4	0.7	0.4	546.1
2011	180.4	—	—	15.2	66.4	82.8	85.8	76.9	36.0	3.7	1.6	0.7	0.4	369.5
2012	251.4	—	—	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.8	392.2
2013	227.8	—	—	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.0	353.8
2014	148.4	—	—	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	1.8	216.0
2015	63.2	—	—	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.1	85.0
2016	91.4	—	—	—	—	—	—	—	18.9	30.4	25.0	19.9	11.2	105.4
2017	275.3	—	—	—	—	—	—	—	—	49.1	97.3	80.9	46.2	273.5
2018	97.9	—	—	—	—	—	—	—	—	—	6.7	27.4	22.9	57.0
2019	123.1	—	—	—	—	—	—	—	—	—	—	13.4	22.9	36.3
2020	49.6	—	—	—	—	—	—	—	—	—	—	—	4.3	4.3
Subtotal	2,114.9	204.3	186.6	276.4	354.2	469.9	458.4	344.2	249.8	222.4	207.9	181.0	119.2	3,274.3
Total Americas	7,486.0	1,852.0	529.4	705.5	897.1	1,126.4	1,211.3	1,189.0	1,086.9	1,083.3	1,152.9	1,322.5	1,104.6	13,260.9
Europe Core
2012	20.4	—	—	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	0.9	38.0
2013	20.3	—	—	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.5	23.1
2014	773.8	—	—	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	109.9	1,401.5
2015	411.3	—	—	—	—	—	—	45.8	100.3	86.2	80.9	66.1	40.3	419.6
2016	333.1	—	—	—	—	—	—	—	40.4	78.9	72.6	58.0	35.9	285.8
2017	252.2	—	—	—	—	—	—	—	—	17.9	56.0	44.1	27.0	145.0
2018	341.8	—	—	—	—	—	—	—	—	—	24.3	88.7	53.4	166.4
2019	518.6	—	—	—	—	—	—	—	—	—	—	48.0	93.8	141.8
2020	172.5	—	—	—	—	—	—	—	—	—	—	—	16.4	16.4
Subtotal	2,844.0	-	-	-	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.2	378.1	2,637.6
Europe Insolvency
2014	10.9	—	—	—	—	—	-	4.3	3.9	3.2	2.6	1.5	0.6	16.1
2015	19.0	—	—	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.2	23.3
2016	39.3	—	—	—	—	—	—	—	6.2	12.7	12.9	10.7	6.0	48.5
2017	39.2	—	—	—	—	—	—	—	—	1.2	7.9	9.2	7.2	25.5
2018	44.9	—	—	—	—	—	—	—	—	—	0.6	8.4	7.5	16.5
2019	77.2	—	—	—	—	—	—	—	—	—	—	5.0	15.5	20.5
2020	28.3	—	—	—	—	—	—	—	—	—	—	—	2.1	2.1
Subtotal	258.8	-	-	-	-	-	-	7.3	14.5	22.1	28.8	38.7	41.1	152.5
Total Europe	3,102.8	-	-	-	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	419.2	2,790.1
Total PRA Group	$ 10,588.8	$ 1,852.0	$ 529.4	$ 705.5	$ 908.7	$ 1,142.5	$ 1,378.6	$ 1,539.6	$ 1,492.0	$ 1,512.4	$ 1,625.1	$ 1,841.4	$ 1,523.8	$ 16,051.0

(1) For our non-U.S. amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.

(3) For our non-US amounts, purchase price is presented at the exchange rate at the end of the year in which the pool was purchased.  In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures
PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including adjusted EBITDA, internally to evaluate the Company's performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus interest expense, net and other; plus income tax expense (or less income tax benefit); plus depreciation and amortization; plus recoveries applied to negative allowance; less gain on sale of subsidiaries; less foreign exchange gain (or plus foreign exchange loss); and plus net income attributable to noncontrolling interests. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

	LTM Dec. 31,	LTM Sept. 30,
	2019	2020
LTM Adjusted EBITDA for PRA Group, Inc.
Net Income attributable to PRA Group, Inc.	$86	$147
Income tax expense (benefit)	$20	$29
Foreign exchange (gain) loss	($12)	($4)
Interest expense, net and other	$142	$144
Depreciation and amortization	$17	$17
Adjustment for net income attributable to noncontrolling interests	$12	$15
Gain on sale of subsidiaries	$0	$0
LTM EBITDA	$265	$348
Recoveries applied to negative allowance*	$843	$978
LTM Adjusted EBITDA	$1,108	$1,326

*Prior to the first quarter of 2020, this represented collections applied to principle on finance receivables.

Borrowings	$2,808	$2,524
LTM Adjusted EBITDA	$1,108	$1,326
Debt to LTM Adjusted EBITDA	2.54x	1.90x

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com